                           SECURITYHOLDERS AGREEMENT

                              dated May 11, 1999


                                     among


                     INSIGHT COMMUNICATIONS COMPANY, INC.,

                      VESTAR CAPITAL PARTNERS III, L.P.,

                               SIDNEY R. KNAFEL,

                              MICHAEL S. WILLNER,

                                 KIM D. KELLY,

                      SANDLER CAPITAL PARTNERS IV, L.P.,

                    SANDLER CAPITAL PARTNERS IV FTE, L.P.,

                         AND THE OTHER PARTIES HERETO


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                               TABLE OF CONTENTS

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                                                                                                                Page
ARTICLE 1
         FORMATION OF THE COMPANY/REPRESENTATIONS AND WARRANTIES
         OF THE PARTIES...........................................................................................1
         1.1      Formation of the Company........................................................................1
         1.2      Representations and Warranties of the Company...................................................2
         1.3      Representations and Warranties of the Securityholders...........................................3
         1.4      Company and Management Securityholder Representations...........................................3

ARTICLE 2
         VOTING AGREEMENTS........................................................................................3
         2.1      Election of Directors...........................................................................3

ARTICLE 3
         TRANSFERS OF SECURITIES..................................................................................4
         3.1      Restrictions on Transfer of Securities..........................................................4
                  (a)      Class B Stock Transfers................................................................4
                  (b)      Tag-Along Rights.......................................................................4
                  (c)      Excluded Transfers.....................................................................6
                  (d)      Excluded Securities....................................................................6
         3.2      Certain Transferees Bound by Agreement..........................................................7
         3.3      Ownership of Class B Stock......................................................................7
         3.4      Transfers in Violation of Agreement.............................................................7

ARTICLE 4
         REGISTRATION RIGHTS......................................................................................7
         4.1      Demand Registrations............................................................................7
                  (a)      Requests for Registration..............................................................7
                  (b)      Long-Form Registrations................................................................8
                  (c)      Priority on Demand Registrations.......................................................8
                  (d)      Restrictions on Demand Registrations...................................................8
                  (e)      Selection of Underwriters..............................................................9
         4.2      Piggyback Registrations.........................................................................9
                  (a)      Right to Piggyback.....................................................................9
                  (b)      Piggyback Expenses.....................................................................9
                  (c)      Priority on Primary Registrations......................................................9
                  (d)      Priority on Secondary Registrations....................................................9
                  (e)      Other Registrations....................................................................9
         4.3      Holdback Agreements............................................................................10
         4.4      Registration Procedures........................................................................10
         4.5      Shelf Registration.............................................................................12
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
                  (a)      Filing of Registration Statement......................................................12
                  (b)      Holdback Agreement....................................................................13
                  (c)      Limitations on Additional Securities..................................................13
         4.6      Registration Expenses..........................................................................13
         4.7      Indemnification................................................................................14
         4.8      Participation in Underwritten Registrations....................................................15
         4.9      No Inconsistent Agreements.....................................................................15
         4.10     Short-Form Registrations.......................................................................15

ARTICLE 5
         AMENDMENT AND TERMINATION...............................................................................15
         5.1      Amendment and Waiver...........................................................................15
         5.2      Termination of Agreement.......................................................................15
         5.3      Termination as to a Party......................................................................16

ARTICLE 6
         MISCELLANEOUS...........................................................................................16
         6.1      Certain Defined Terms..........................................................................16
         6.2      Legends........................................................................................21
                  (a)      Securityholders Agreement.............................................................21
                  (b)      Registrable Securities................................................................21
                  (c)      Removal of Legends....................................................................22
         6.3      Severability...................................................................................22
         6.4      Entire Agreement...............................................................................22
         6.5      Successors and Assigns.........................................................................22
         6.6      Counterparts...................................................................................22
         6.7      Remedies.......................................................................................22
         6.8      Notices........................................................................................23
         6.9      Governing Law..................................................................................23
         6.10     Descriptive Headings...........................................................................23
         6.11     Effective Date.................................................................................23
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                                     -ii-

                           SECURITYHOLDERS AGREEMENT


                  This Securityholders Agreement (this "Agreement") is entered into as of May 11, 1999, by and among Insight Communications Company, Inc., a Delaware corporation (the "Company"), Vestar Capital Partners III, L.P., a Delaware limited partnership ("Vestar"), Sandler Capital Partners IV, L.P., a Delaware limited partnership ("Sandler IV"), Sandler Capital Partners IV FTE, L.P., a Delaware limited partnership ("Sandler FTE"; and together with Sandler IV, "Sandler"; and, together with Vestar, the "New Partners"), Sidney R. Knafel ("Knafel", and, together with the persons or entities listed on Exhibit A hereto as "Knafel Entities," the "Knafel Holders"), Michael S. Willner ("Willner"), Kim D. Kelly ("Kelly"), and the Persons listed on Exhibit A hereto as Senior Management Securityholders (the "Senior Management Securityholders") (the Knafel Holders, Willner, Kelly, and the Senior Management Securityholders are sometimes referred to herein collectively as "Management Securityholders" and individually as a "Management Securityholder"). The Company, Vestar, Sandler, Knafel, Willner and Kelly and each other Person that is or may become a party to this Agreement as a Securityholder as contemplated hereby are sometimes referred to herein collectively as the "Securityholders" and individually as a "Securityholder". Certain capitalized terms used herein are defined in Section 6.1 hereof.

                                   RECITALS

                  WHEREAS, the parties hereto desire to provide in advance for the (i) the establishment of the composition of the Company's Board of Directors (the "Board"), (ii) continuity in the management, ownership and control of the Company, (iii) certain restrictions on the ability of the Securityholders to transfer their Securities and (iv) certain rights with respect to the registration of the Company's Securities;

                  NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1
            FORMATION OF THE COMPANY/REPRESENTATIONS AND WARRANTIES
                                OF THE PARTIES

                  1.1 Formation of the Company. Each party hereto will take all necessary action within such Person's control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise and, including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of consents in lieu of meetings) to cause the Company:

                  (a) to execute and deliver a counterpart of the Agreement and to take all necessary actions so that this Agreement shall have been duly and validly executed and delivered by the Company, constituting a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

                  (b) to ensure that the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's Certificate of Incorporation or Bylaws or any agreement or instrument to which the Company is a party or by which it is bound.

                  1.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that:

                  (a) as of the date of this Agreement, it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                  (b) as of the date of this Agreement, this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                  (c) as of the date of this Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject,
(ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's Certificate of Incorporation or Bylaws or any agreement or instrument to which the Company is a party or by which it is bound; and

                  (d) at all times after the closing of the IPO, each share of Class A Stock and Class B Stock are and will be identical in all economic and legal respects except that each share of Class B Stock may have up to 10 votes per share, and each share of Class A Stock shall have one vote per share, and the Class B Stock shall be the only equity security of the Company with extraordinary voting power, other than pursuant to a Permitted Option Plan, no additional shares of Class B Stock will be issued (excluding distributions of Class B Stock on account of stock splits or stock dividends applicable to a share of Class A Stock), provided, however, that, in connection with the issuance of equity securities to a third party which either (i) provides financing to the Company, (ii) is the seller of a business to the Company or its subsidiaries, or (iii) enters into a joint venture or similar strategic partnership with the Company, the Company may grant such third party the right to elect members of the board of directors so long as the Management Securityholders (A) retain the right to elect a majority of the board of directors and (B) such designees increase the size of the board of directors.

                  1.3 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

                  (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

                  (b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

                  1.4 Company and Management Securityholder Representations. The Company and each Management Securityholder represent and warrant to the New Partner Majority Holder (a) that Exhibit A attached hereto, modified immediately prior to the closing of the IPO, sets forth an accurate list of the legal and beneficial owners (as defined in Rule 13D under the Securities Exchange Act of 1934, as amended) of all the Class B Stock and other Management Securities, and the number of shares of each type of Common Stock which each owns, (b) that each such Person is either a Management Securityholder or a Permitted Holder, and (c) each Senior Management Securityholder is a member of the senior management of the Company as of the closing date of the IPO.

                                   ARTICLE 2
                               VOTING AGREEMENTS

                  2.1      Election of Directors.

                  (a) Each of the Management Securityholders hereby agrees that such Management Securityholder will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or reasonable action within such Person's control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of consents in lieu of meetings), and the Company will take all necessary and desirable actions within its control (including without limitation calling special board and stockholder meetings) to elect or cause to be elected to the board of directors of the Company and cause to be continued in office the Required Vestar Directors (the "Vestar Directors").

                  (b) If at any time Vestar shall notify the other parties to this Agreement of their desire to remove, with or without cause, any Vestar Director from a Company directorship, all such parties so notified will vote, or cause to be voted, all voting securities of the Company over which they have the power to vote or direct the voting, and shall take all such other reasonable actions promptly as shall be necessary or desirable within the control of such Person to cause the removal of such director.

                  (c) If at any time any Vestar Director ceases to serve on the board of directors of the Company (whether due to resignation, removal or otherwise), Vestar shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and shall take all such other reasonable actions as shall be necessary or desirable within the control of such Person to cause the designated successor to be elected to fill such vacancy.

                  (d) Nothing in this Agreement shall be construed to impair any rights that the stockholders of the Company who execute this Agreement may have to remove any director for cause pursuant to Section 141(k) of the General Corporation Law of the State of Delaware (or any successor provision). No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of Vestar's rights to designate a different individual pursuant to this Section 2.1 to fill the directorship from which such individual was removed.

                                   ARTICLE 3
                            TRANSFERS OF SECURITIES

                  3.1      Restrictions on Transfer of Securities.

                  (a) Class B Stock Transfers. The Knafel Holders may not Transfer any Class B Stock except in a Class B Exempt Transfer. Any Transfer of interests or beneficial ownership, directly or indirectly, in an entity which is a Permitted Holder shall be deemed a Transfer of the Class B Stock owned directly or indirectly by such Permitted Holder.

                  (b) Tag-Along Rights. Prior to making any Tag-Along Transfer of Management Securities (other than a Transfer described in Section 3.1(c) hereof), any holder of Management Securities proposing to make such a Transfer (for purposes of this Section 3.1, a "Selling Holder") shall give at least thirty (30) days' prior written notice to each holder of New Partner Securities (for purposes of this Section 3.1, an "Other Holder") and the Company, which notice (for purposes of this Section 3.1, the "Sale Notice") shall identify the type and amount of Management Securities to be sold (for purposes of this Section 3.1, the "Offered Securities"), describe the terms and conditions of such proposed Transfer, and identify each prospective transferee. Any of the Other Holders may, within fifteen (15) days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the New Partner Securities such Other Holder desires to include in such proposed Transfer; provided, however, that
(1) each Other Holder shall be required, as a condition to being permitted to sell New

Partner Securities pursuant to this Section 3.1(b) in connection with a Transfer of Offered Securities, to elect to sell New Partner Securities in the same relative proportions (which proportions shall be determined on a share for share basis with respect to Common Stock) as the Securities which comprise the Offered Securities; and (2) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by themselves), and must agree to bear his or its ratable share (which shall be several and not joint but shall be based on the value of Securities that are Transferred) of all liabilities to the transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer, provided that no Other Holder shall be liable under such indemnity for an amount exceeding 100% of the fair market value of consideration received with respect to such shares. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this
Section 3.1(b) and (y) its or his pro rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to this Section 3.1(b) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker's fee, finder's fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the acquiring party.

                  If none of the Other Holders gives the Selling Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then the Selling Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the transferees identified (or Affiliates of transferees identified), in the Sale Notice at any time within 90 days after expiration of the 15-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Holder during such 90-day period (or such longer period as may be needed to obtain the consent of any governmental or regulatory authority for such Transfer) will again be subject to the provisions of this Section 3.1(b) upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of its shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Holders. If the prospective transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the New Partner Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective transferees are willing to purchase (the "Allocable Shares") among the Selling Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 3.1(b), and to consummate such Transfer on those terms and conditions):

                           (i) each participating Securityholder (including the Selling Holder) shall be entitled to sell a number of shares of each class of Securities (taking into account the provisions of clause (1) of the first paragraph of this Section 3.1(b)) (not to exceed, for any Other Holder, the number of shares of such class of Securities identified in such Other Holder's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is the number of shares of such class of Securities owned by such Securityholder and the denominator of which is the number of shares owned by all participating Securityholders of such class of Securities; and

                           (ii) if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with
         Section 3.1(b)(i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in Section 3.1(b)(i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to Section 3.1(b)(i) above and this Section 3.1(b)(ii) (all of whom (but no others) shall, for purposes of Section 3.1(b)(i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this Section 3.1(b)(ii).

                  For purposes of this Section 3.1(b), Class A Stock and Class B Stock shall be deemed the same class of stock.

                  (c) Excluded Transfers. The rights and restrictions contained in Section 3.1(b) shall not apply with respect to any of the following Transfers of Securities:

                           (i) any Transfer of Management Securities in a Public Sale;

                           (ii) any Transfer of Management Securities to another Management Securityholder;

                           (iii) any Transfer of Management Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms or any combination of shares (including any reverse stock split); and

                           (iv) any Transfer constituting an Exempt Transfer.

                  (d) Excluded Securities. No Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.1(b) hereof ("Excluded Securities") shall be subject again to the restrictions set forth in Section 3.1(b) hereof, or any other provision of this Agreement, nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.1(b) hereof with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.1(b) hereof.

                  3.2 Certain Transferees Bound by Agreement. Subject to compliance with the other provisions of this Article 3 applicable to such Management Securityholder, any Management Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is an Exempt Transfer, then the transferor of such Security shall first deliver to the Company a written agreement of the proposed transferee to become a Securityholder and to be bound by the terms of this Agreement applicable to the Securityholder who Transferred the Securities. All Management Securities will continue to be Management Securities in the hands of any transferee who is required to become a party hereto under this Section 3.2.

                  3.3 Ownership of Class B Stock. The Company and each holder of Management Securities covenants that it, he or she will take all actions within their control to assure that the Management Securities owned by such holder which are Class B Stock will be owned legally and beneficially only by such holder, his or her Permitted Holders, and Permitted Option Holders until such Management Securities are converted into Class A Stock. The Company further covenants to cause each holder of Management Securities, including those Persons holding Management Securities as of the closing of the IPO, to execute this Agreement as a Management Securityholder.

                  3.4 Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

                                   ARTICLE 4
                              REGISTRATION RIGHTS

                  4.1      Demand Registrations.

                  (a) Requests for Registration. At any time after the 180th day following the closing of the IPO or such earlier date on which the holdback period imposed with respect to an IPO has terminated (the "Lockup Termination Date"), the New Partner Majority Holders may request the registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") if available. All registrations requested pursuant to this paragraph 4.1(a) are referred to herein as "Demand Registrations". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                  (b) Long-Form Registrations. The New Partner Majority Holders shall be entitled to request two Long-Form Registrations and an unlimited number of Short-Form Registrations ("Company-paid Registrations"), provided that, in each case, the proceeds from the sale of securities pursuant to such registrations shall be at least Five Million Dollars ($5,000,000). The New Partner Majority Holders may demand that any Long-Form Registration shall be a Shelf Registration (as defined herein) under Rule 415 under the Securities Act. A registration shall not count as one of the Long-Form Demand Registrations until it has become effective and unless the Person requesting such registration is able to register and, provided such Person exercises commercially reasonable efforts to sell such securities at the price originally contemplated at the time of the Demand Registration, sell at least 80% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Registrations.

                  (c) Priority on Demand Registrations. (i) If the Demand Registration (A) occurs within the Exclusivity Period or (B) is the last Long-Form Registration available to the New Partners, the Company shall not include in such registration any securities which are not New Partner Securities, or (ii) if clause (i) above does not apply and a Demand Registration is an underwritten offering and the underwriter advises the Company that in its opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the New Partner Majority Holders initially requesting such registration, then the Company shall include in such registration prior to the inclusion or any securities which are not Registrable Securities the number of Registrable Securities requested to be included which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering without adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

                  (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration, provided, however, that, during the Exclusivity Period, such Demand Registration may occur as early as 90 days after such prior effective date. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration.

                  (e) Selection of Underwriters. The holders of a majority of the Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which shall not be unreasonably withheld.

                  4.2      Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to an employee benefit plan or to the extent issued as consideration for an acquisition of the assets or stock of another entity) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

                  (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

                  (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or a Successor, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, if such registration occurs during the Exclusivity Period, the New Partner Securities requested to be included in such registration, pro rata among the holders of such New Partner Securities on the basis of the number of shares owned by each such holder, and (iii) third, the other Registrable Securities requested to be included in such registration pro rata among the holders of such securities.

                  (d) Priority on Secondary Registrations. Subject to Section 4.1(c) hereof, if a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration
(i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares owned by each such holder and (ii) second, other securities requested to be included in such registration.

                  (e) Other Registrations. If the Company has previously filed a registration statement with respect to New Partner Securities pursuant to
Section 4.1 hereof or pursuant to this Section 4.2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration, except as provided in Section 4.1(d). During the Exclusivity Period, without the consent of the New Partner Majority Holders, the Company shall not file a registration statement in respect of a secondary offering of Company common stock except as needed to effect a Demand Registration.

                  4.3      Holdback Agreements.

                  (a) The Knafel Holders shall not effect any Public Sale of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  (b) The Company shall not effect any Public Sale of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering (i.e., the Demand or Piggyback Registration) otherwise agree.

                  (c) No Knafel Holder shall sell any Management Securities pursuant to a Public Sale during the Exclusivity Period.

                  4.4 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Article 4, the Company and the Management Securityholders shall use their commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                           (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                           (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                           (c) furnish to each seller of Registrable
         Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (d) use its commercially reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                           (e) notify each seller of such Registrable
         Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its commercially reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                           (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                           (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

                           (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                           (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

                  4.5      Shelf Registration.

                  (a) Filing of Registration Statement. If a Demand Registration is to be a Shelf Registration (as defined below), the Company shall, as expeditiously as possible, file with the SEC a registration statement under the Securities Act on the applicable registration pursuant to Rule 415 under the Securities Act (the "Shelf Registration"). The Company and the Management Securityholders shall use their commercially reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall cause such Shelf Registration to remain effective for a period ending on the first anniversary of the effective date of such Shelf Registration. During the Exclusivity Period the Company shall not effect a shelf registration of its equity securities (or of securities convertible into such equity securities) except pursuant to this Section 4.5(a).

                  (b) Holdback Agreement. If any holder or holders of Registrable Securities notify the Company in writing that they intend to effect the sale of Registrable Securities pursuant to the Shelf Registration which has been filed under Section 4.5(a) above which constitute at least 10% of the New Partner Securities as of the closing of the IPO (a "Sale"), the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into, or exchangeable or exercisable for, its equity securities during the 90-day period beginning on the date such notice of a Sale is received.

                  (c) Limitations on Additional Securities. In no event shall the Company include any securities under the Shelf Registration which are not New Partner Securities without the prior written consent of the holders of a majority of New Partner Securities, and any such securities permitted to be sold under the Shelf Registration shall only be sold in connection with a Sale. If, in connection with any Sale, the Managing Underwriter (as defined below) advises the Company that, in its opinion, the number of New Partner Securities and other securities (if any) requested to be included in such Sale exceeds the number of New Partner Securities and other securities which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such Sale the New Partner Securities requested to be included in such Sale, pro rata among the holders of such New Partner Securities on the basis of the number of New Partner Securities owned by each such holder.

                  4.6      Registration Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  4.7      Indemnification.

                  (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder shall
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Article 4 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  4.8 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  4.9 No Inconsistent Agreements. The Company shall not hereafter enter into any other registration agreement with respect to its securities or any agreement which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Article.

                  4.10 Short-Form Registrations.. The Company shall take all steps necessary to permit the use of a Short-form Registration under Form S-3 (or successor form for similar registrations) in order to effect the sale of New Partner Securities.

                                   ARTICLE 5
                           AMENDMENT AND TERMINATION

                  5.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company, the New Partner Majority Securityholders and the Management Majority Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  5.2 Termination of Agreement. This Agreement and the Letter Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the New Partner Majority Holders and the Management Majority Holders (b) upon the dissolution, liquidation or winding-up of the Company (other than by way of merger), (c) upon the consummation of a Sale of the Company (except with respect to the rights under Sections 4.1 and 4.2 hereof, which shall survive), and (d) when the New Partner Securities held by Vestar represent less than 10% of the New Partner Securities held by Vestar as of the closing of the IPO. The termination of this Agreement will not affect any indemnification or contribution obligations under Section 4.7 hereof, which shall survive such termination.

                  5.3 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement or the Letter Agreement (except with respect to any indemnification and contribution obligations under Section
4.7 hereof and for any breaches of this Agreement by such Person occurring while such Person was a Securityholder, which shall survive), provided, however, that, for purposes of this Section 5.3, Vestar Capital Partners III, L.P. shall be deemed to own any securities owned by Persons included in the definition of "Vestar."

                                   ARTICLE 6
                                 MISCELLANEOUS

                  6.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "Affiliate" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

                  "Agreement" has the meaning set forth in the preamble hereof.

                  "Allocable Shares" has the meaning set forth in Section 3.1(b) hereof.

                  "Board" has the meaning set forth in the recitals hereof.

                  "Class B Exempt Transfer" means a Conversion Transfer or a Transfer to a Permitted Holder.

                  "Class A Stock" means the Class A Common Stock, par value $.01, of the Company and any capital stock of the Company into which such stock may be converted as a result of a recapitalization of the Company which has no extraordinary voting power.

                  "Class B Stock" means Class B common stock, par value $.01, of the Company.

                  "Common Stock" means, collectively, the common stock, par value $.01 per share, including Class A and Class B Stock of the Company and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or and exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Company" has the meaning set forth in the preamble hereof.

                  "Company-paid Registrations" has the meaning given such term in Section 4.1(b).

                  A "Conversion Transfer" means any Transfer if, prior to or as a result of such Transfer, the shares of Class B Stock being transferred are converted into shares of Class A Stock.

                  "Demand Registrations" has the meaning given such term in
Section 4.1(a) hereof.

                  "Excluded Securities" has the meaning set forth in Section 3.1(d) hereof.

                  "Exclusivity Period" means the 365-day period immediately following the Lockup Termination Date, provided such period shall be extended by the number of days which any Demand Registrations is deferred under Section 4.1(d) hereof and for 90 days for each primary registration of equity securities by the Company (other than the initial public offering of the common stock of the Company and primary registrations effected in connection with a Demand Registration) and, provided further, that, for purposes of
Section 4.2(e) hereof, the period shall end at the expiration of the 24th month following the Lockup Termination Date (and shall be subject to same extensions as in the immediately preceding proviso).

                  "Exempt Transfer" means a Transfer of Management Securities
(a) upon the death of the holder pursuant to the applicable laws of descent and distribution or to a conservator appointed to manage the estate of such holder, (b) to or among such Person's Family Group, or (c) to the Company (i) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or (ii) incidental to any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company, provided that such transferee complies with the provisions of Section 3.2 hereof.

                  "Family Group" means, with respect to any individual, such individual's spouse (including pursuant to any divorce decree) and descendants (whether natural or adopted), siblings, and any legal entity established and maintained for the benefit of any of the foregoing Persons.

                  "Fully-Diluted Shares" means, as of any date of determination, the number of shares of such Common Stock outstanding plus (without duplication) all shares of such Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

                  "IPO" means the consummation of the initial public offering of the Common Stock of the Company.

                  "Kelly" has the meaning set forth in the preamble hereof.

                  "Knafel" has the meaning set forth in the preamble hereof.

                  "Knafel Holders" has the meaning set forth in the preamble hereof.

                  "Letter Agreement" has the meaning set forth in Section 6.4 hereof.

                  "Lockup Termination Date" has the meaning set forth in Section 4.1(a) hereof.

                  "Long-Form Registrations" has the meaning given such term in
Section 4.1(a) hereof.

                  "Management Majority Holder" means the Persons who own the majority of the Management Securities.

                  "Management Securities" means (i) securities of the Company owned by the Management Securityholders as of the effective date of this Agreement or other stock received from the Company in respect of such stock or subsequently acquired by such Persons and (ii) any Class B Stock of the Company (including Class B Stock issued pursuant to a Permitted Option Plan).

                  "Management Securityholder" means any Persons identified in the preamble of this Agreement as such and any Permitted Holder, so long as such Person holds Management Securities.

                  "NASD" means the National Association of Securities Dealers.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "New Partners" has the meaning given such term in the preamble hereof.

                  "New Partner Majority Holders" means Vestar.

                  "New Partner Securities" means any capital stock of the Company initially owned by Vestar or other New Partners as a result of their ownership of Class B Units of Insight Communications Company, L.P., including any securities of the Company received from the Company in respect of such New Partner Securities whether by way of recapitalization, stock split, stock dividend, or similar transactions.

                  "Offered Securities" has the meaning given such term in
Section 3.1(a) hereof.

                  "Other Holder" has the meaning given such term in Section 3.1(a) hereof.

                  "Permitted Holder" means, with respect to any holder of Management Securities, a Person to whom or which such holder may Transfer shares in an Exempt Transfer, provided that no Person other than such Permitted Holder or the Management Securityholder or Permitted Option Holder who Transferred such stock to the Permitted Holder has the right to control, by contract or otherwise, the voting power of Class B Stock owned by such Permitted Holder hereof and, provided further, that, in the case of a legal entity, such Person shall be a Permitted Holder only if Permitted Holders who are not legal entities own 100% of the legal and beneficial ownership of such entity.

                  "Permitted Option Holders" means Persons who receive stock pursuant to a Permitted Option Plan and Persons to whom such holders could Transfer Management Securities in an Exempt Transfer.

                  "Permitted Option Plan" means an option plan adopted by the Company which is described in Section 4 of the Letter Agreement.

                  "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

                  "Piggyback Registration" has the meaning given such term in
Section 4.2(a) hereof.

                  "Public Offering" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering of company securities as part of the consideration for a business acquisition or combination or made solely in connection with an employee benefit plan.

                  "Public Sale" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

                  "Registrable Securities" means (i) the Securities, (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a conversion right, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and new certificates not bearing the legend set forth in Section 6.2 hereof shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force.

                  "Registration Expenses" has the meaning given such term in
Section 4.6(a).

                  "Required Vestar Directors" means two individuals designated by Vestar so long as Vestar continues to own at least 25% of the outstanding Common Stock of the Company it owned as of the closing of the IPO and one individual designated by Vestar so long as Vestar owns at least 10% of the outstanding Common Stock of the Company it owned as of the closing of the IPO. For this purpose, the amount owned by Vestar as of the closing of the IPO shall be adjusted to account for any stock split occurring after the IPO.

                  "Rule 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

                  "Rule 144 Sale" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

                  "Sale" has the meaning given such term in Section 4.5(b) hereof.

                  "Sale of the Company" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any Person or Persons (other than an affiliate of the Company) on an arm's-length basis, pursuant to which such party or parties (i) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Fully Diluted Shares or (ii) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

                  "Sale Notice" has the meaning given such term in Section 3.1(b) hereof.

                  "Sandler" has the meaning given such term in the preamble hereof.

                  "Sandler IV" has the meaning given such term in the preamble hereof.

                  "Sandler FTE" has the meaning given such term in the preamble hereof.

                  "SEC"  means the Securities and Exchange Commission.

                  "Securities" means, collectively, the New Partner Securities and the Management Securities.

                  "Securityholder" has the meaning given such term in the preamble hereof.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Selling Holder" has the meaning given such term in Section 3.1(a) hereof.

                  "Shelf Registration" has the meaning given such term in
Section 4.5(a) hereof.

                  "Short-Form Registrations" has the meaning given such term in
Section 4.1(a) hereof.

                  "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

                  "Tag-Along Notice" has the meaning given such term in Section 3.1(b) hereof.

                  "Tag-Along Transfer" means any Transfer of Management Securities (or series of related Transfers) by the Knafel Holders or their Permitted Transferees agreed to within three years of the IPO to a single Person and the Affiliates of such Person which results in the Transfer of more than fifty percent (50%) of the Management Securities owned by the Knafel Holders at the time of the IPO.

                  "Transfer" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any economic or voting interest therein.

                  "Vestar" has the meaning given such term in the preamble hereof but shall include any limited partner of Vestar or any partner, principal or Affiliate of the General Partner of Vestar.

                  "Vestar Directors" has the meaning given such term in Section 2.1(a) hereof.

                  "Willner" has the meaning given such term in the preamble hereof.

                  6.2      Legends.

                  (a) Securityholders Agreement. Each certificate or instrument evidencing Management Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Management Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE MANAGEMENT SECURITIES UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF MAY 11, 1999, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (b) Registrable Securities. Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT

                  HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT)."

                  (c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

                  6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  6.4 Entire Agreement. Except as otherwise expressly set forth herein, this document and that certain letter agreement dated May 11, 1999, among Vestar, the Company and Insight Communications, L.P. (the "Letter Agreement") embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  6.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

                  6.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  6.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  6.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the attached Schedule of Securityholders and to any subsequent holder of Securities subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                  Insight Communications Company, Inc.
                  126 East 56th Street, 33rd Floor
                  New York, NY  10022
                  Attention: Michael S. Willner

A copy of each notice given to the Company shall be given to Vestar (and no notice to the Company shall be effective until such copy is delivered to Vestar) at the following address:

                  Vestar Capital Partners III, L.P.
                  245 Park Avenue, 41st Floor
                  New York, New York  10167
                  Attention: Prakash A. Melwani
                             Managing Director

                  6.9 Governing Law. The General Corporation Law of the State of Delaware shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  6.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  6.11 Effective Date. This Agreement shall be effective only upon the consummation of a Qualifying IPO (as that term is defined in the Letter Agreement).

                  IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.


                                INSIGHT COMMUNICATIONS COMPANY, INC.


                                By:
                                    --------------------------------------
                                    Name:
                                    Title:


                                VESTAR CAPITAL PARTNERS III, L.P.

                                By:      Vestar Associates III, L.P.
                                Its:     General Partner

                                By:      Vestar Associates Corporation III
                                Its:     General Partner


                                By:
                                    --------------------------------------
                                    Name:
                                    Title:



                                    --------------------------------------
                                                Sidney R. Knafel



                                    --------------------------------------
                                               Michael S. Willner



                                    --------------------------------------
                                                  Kim D. Kelly

                                SANDLER CAPITAL PARTNERS IV, L.P.

                                By:      Sandler Investment Partners, L.P.,
                                         its sole general partner

                                By:      Sandler Capital Management,
                                         its sole general partner

                                By:      MJDM Corp.,
                                         its general partner

                                By:
                                    --------------------------------------
                                    Name:    Edward Grinacoff
                                    Title:   President


                                SANDLER CAPITAL PARTNERS IV FTE, L.P.

                                By:      Sandler Investment Partners, L.P.,
                                         its sole general partner

                                By:      Sandler Capital Management,
                                         its sole general partner

                                By:      MJDM Corp.,
                                         its general partner

                                By:
                                    --------------------------------------
                                    Name:    Edward Grinacoff
                                    Title:   President

                                  May 11, 1999


Insight Communications Company, L.P.
126 East 56th Street, 33rd Floor
New York, NY  10022
Attention:   Michael S. Willner


Dear Michael:

                  This letter agreement sets forth the agreement of the signatories hereto related to an initial public offering (the "IPO") of common stock of Insight Communications Company, Inc. ("Insight"), which will be the transferee of all of the equity interests of Insight Communications Company, L.P. (the "Partnership").

                  In order to effectuate the IPO, the parties hereto agree that the following transaction will occur at or prior to the closing of the
IPO:

                  1. Effective immediately prior to the closing of the IPO, Insight will, directly or indirectly, own all of the assets of the Partnership and will, directly or indirectly, be responsible for all of the liabilities of the Partnership.

                  2. Contemporaneously with the closing of the IPO, the Partnership will distribute to holders of Class B Units of the Partnership, in proportion to their ownership of Class B Units, that number of shares of common stock of Insight (the "Common Stock") with a value (based on the price of stock in the IPO) equal to the "Adjusted Class B Equity Value" (as illustrated in Appendix A hereto), in exchange for all of the Class B Units held by such holders and, after such distribution, the holders of such Class B Units shall have no further rights or obligations under the Partnership Agreement, except for any rights or obligations arising from any breach of the Partnership Agreement (as defined below) occurring prior to the date of distribution. The other partners of the Partnership will receive solely Common Stock identical to the stock received by the holders of Class B Units of the Partnership, provided that Management Securityholders and Permitted Holders (as both terms are defined in the Securityholders Agreement referred to in paragraph 3 hereto) shall be entitled to receive Class B Stock of Insight, which is identical in all respect to Class A Stock except with respect to voting power. For purposes of this agreement, the capitalized terms listed below have the meanings listed opposite such term:

Adjusted Class B Equity Value               Class B Equity Value divided by .97.

Class B Current Ownership                   The total Class B Units outstanding
                                            (currently 47,215,859) divided by
                                            the total Class A and Class B Units
                                            outstanding (currently 89,179,344)
                                            immediately
                                            preceding the IPO. (Note: such
                                            ownership percentage is currently
                                            52.9%.)

Class B Equity Value                        Pre-Option Class B Equity Value less
                                            the General Partner Option Value.

Class B IRR Threshold                       25% compounded annually.

Class B IRR Threshold Time Period           Three years plus the amount of time
                                            elapsed, if any, from July 28, 1999
                                            until the effective date of the
                                            initial public offering of the
                                            Company's Common Stock.

Class B Minimum Equity Value                The product of the Implied IRR
                                            Equity Hurdle (as defined below) and
                                            the Class B Current Ownership.

Class B Residual Equity Value Ownership     The product, expressed as a
                                            percentage, of (A) 25 divided by 45
                                            and (B) the Class B Current
                                            Ownership (Note: such ownership
                                            percentage is currently 29.4%).

General Partner Option Value                6.667% of the Pre-Option Class B
                                            Equity Value (as defined below).
                                            Implied IRR Equity Hurdle $50
                                            million divided by the Class B
                                            Current Ownership and multiplied by
                                            1 plus the Class B IRR Threshold
                                            raised to the power of the Class B
                                            IRR Threshold Time Period.

Post-Money Equity Value                     The IPO offering price per share
                                            multiplied by the pro forma
                                            fully-diluted shares outstanding.

Pre-Option Class B Equity Value             The sum of (A) the Class B Minimum
                                            Equity Value and (B) the product of
                                            the Class B Residual Equity Value
                                            Ownership and the Residual Equity
                                            Value.


Residual Equity Value                       The Residual Equity Value to the
                                            Existing Class A and Class B Holders
                                            less the Implied IRR Equity Hurdle.

Residual Equity Value to Existing           The Post-Money Equity Value less the
 Class A and Class B Holders                total value of shares sold in the
                                            IPO.

                  Except as specifically provided herein, all defined terms shall have the same meaning as in the Securityholders Agreement (as defined below).

                  3. Sidney Knafel, Kim Kelly, Michael Willner, Vestar Capital Partners III, L.P. ("Vestar"), Insight (and, if they so elect, other holders of Class B Units), the Knafel Holders and all other Management Securityholders will execute a securityholders agreement in the form attached hereto as Exhibit B (the "Securityholders Agreement"). No other partner of the Partnership shall receive any registration rights from the Company upon the IPO.

                  4. The certificate of incorporation of Insight shall provide that Class B Stock shall convert to shares of Class A Stock when such shares are held by persons other than "Permitted Holders," as that term is defined in the Securityholders Agreement. Notwithstanding the foregoing, the Company may issue additional shares of Class B Stock to senior executives of the Company pursuant to an option plan, provided that (a) the maximum number of Class B shares issuable and issued pursuant to the exercise of such options shall not exceed three percent (3%) of the fully-diluted outstanding Common Stock of the Company on the date that such options are granted, (b) the exercise price for each share issued pursuant to such option shall be no less than its fair market value on the date such option is granted and (c) each Person receiving Class B Stock pursuant to an option must become a party to the Securityholders Agreement as a Management Securityholder.

                  5. Insight shall (a) pay all expenses of the holders of Class B Units incurred in connection with the IPO, including expenses incurred in the negotiation and preparation of the documents referred to in this letter agreement, and (b) at all times that directors nominated by Vestar are on the board of directors of Insight, maintain directors and officers liability insurance in an amount of at least $10 million, and shall, in good faith, investigate and consider an amount of coverage of $20 million or more.

                  6. The parties hereto agree that the IPO shall not be consummated unless (a) it is consummated prior to January 31, 2000, (b) all of the documents referred to herein are duly executed by the parties thereto and all the transactions listed in paragraphs 1-5 above occur on or prior to the closing of the IPO, and (c) the IPO constitutes a "qualifying IPO." For purposes of this paragraph, the IPO will be a "qualifying IPO" if (i) the IPO results in the listing of the Common Stock on NASDAQ or a national securities exchange and yields gross proceeds to Insight of at least one hundred twenty-five million dollars ($125,000,000) and (ii) as of the date of the IPO, the value of the equity of Insight distributed to the holders of Class A Units and Class B Units of the Partnership and persons who hold interests in the General Partner of the Partnership, in each case as of the date hereof, based on the price per share of common stock in the IPO, is at least three hundred million dollars ($300,000,000).

                  7. Insight will distribute to the holders of Class B Units who are holders on the date hereof an amount equal to any tax costs, of any kind, including interest and penalties, incurred by them as a result of (a) the transactions contemplated herein to occur at or immediately prior to the IPO and (b) any taxable income of the Partnership incurred during the taxable year of the Partnership in which the IPO occurs. The Partnership and Insight will (i) use all commercially reasonable efforts to cause any distributions under this paragraph 7 to be excludable from the gross income of the recipients and, if such distribution is includable in gross income, it shall be "grossed up" so that the after-tax distribution is sufficient to pay the tax costs giving rise to the distribution, (ii) consult with Vestar prior to finalizing any calculation of tax consequences of the transaction contemplated hereunder or of the taxable income in the year in which the IPO occurs and (iii) provide the Form K-1 for the year in which the IPO occurs as promptly as practicable but in no event later than March 31 of the following year. If any distribution is made hereunder (a "Section 7 Distribution"), each holder of Units, other than holders of Class B Units, and the General Partner shall be entitled to a distribution from Insight equal to the "Pro Rata Amount," and there shall be no other distribution (including by way of any loan, other than a Qualified Loan, from Insight or the Partnership) to such holders of Units or the General Partner (or persons who own interests in the General Partner) relating to the taxable income of the Partnership. For purposes of this letter, the "Pro Rata Amount" means the amount that would be distributed to each Class A Partner and the General Partner as a Net Tax Distribution Shortfall under Section 11.2(B) of the agreement of partnership of the Partnership (the "Partnership Agreement") if the Section 7 Distribution were the only Tax Distribution received by the holders of Class B Units. For the purpose of this paragraph 7, defined terms used herein but otherwise undefined shall have the same meaning as in the Partnership Agreement. All Section 7 Distributions shall be made, to the extent possible, prior to the date that the related tax payment must be made, but in any event no later than 30 days after the date that the amount of the Section 7 Distribution is determined. For purposes of this paragraph 7, "Qualified Loan" shall mean funds loaned to members of management of Insight as of the time of the IPO (excluding Sidney Knafel): (A) with terms and borrowers approved by the board of directors of Insight; (B) which are used to pay income taxes of the borrower directly resulting from the transfer of partnership interests of the Partnership to Insight or from the distribution of stock of Insight to such persons at the time of the IPO; and (C) which, when added to all other loans made for this purpose, do not exceed, in the aggregate, $5 million.

                  8. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective predecessors, successors, assigns, heirs, executors, administrators and personal representatives, and each of them, whether so expressed or not. This letter agreement is not assignable by any party without the prior written consent of the other parties, and any attempted assignment of this letter agreement without such prior written consent shall be void.

                  9. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this letter agreement, and any party shall be entitled to obtain specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent any violation of the provisions of this letter agreement.

                  10. This letter agreement will be governed by the laws of the State of New York, without regard to conflict principles.

                  11. This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.


                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]
                            [SIGNATURE PAGE FOLLOWS]

                  The parties hereto have caused this agreement to be duly authorized and executed below as evidence of their agreement to be bound by the terms of this letter agreement.



                                  INSIGHT COMMUNICATIONS COMPANY,
                                  L.P.

                                  By:   ICC Associates, L.P.
                                  Its:  General Partner

                                  By:   Insight Communications, Inc.
                                  Its:  General Partner



                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  VESTAR CAPITAL PARTNERS III, L.P.

                                  By:   Vestar Associates III, L.P.
                                  Its:  General Partner

                                  By:   Vestar Associates Corporation III
                                  Its:  General Partner



                                  By:
                                     --------------------------------
                                     Name:
                                     Title:



                                     --------------------------------
                                             Sidney R. Knafel



                                     --------------------------------
                                            Michael S. Willner



                                     --------------------------------
                                               Kim D. Kelly

                                  SANDLER CAPITAL PARTNERS IV, L.P.


                                  By:  Sandler Investment Partners, L.P.,
                                       its sole general partner

                                  By:  Sandler Capital Management,
                                       its sole general partner

                                  By:  MJDM Corp.,
                                       its general partner



                                  By:
                                     --------------------------------
                                     Name:   Edward Grinacoff
                                     Title:  President


                                  SANDLER CAPITAL PARTNERS IV FTE,
                                  L.P.

                                  By:  Sandler Investment Partners, L.P.,
                                       its sole general partner

                                  By:  Sandler Capital Management,
                                       its sole general partner

                                  By:  MJDM Corp.,
                                       its general partner


                                  By:
                                     --------------------------------
                                     Name:   Edward Grinacoff
                                     Title:  President